CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated June 25, 2001, relating to the audited financial statements for period from inception (October 2, 2000) to May 31, 2001 in a registration statement on SB-2 of Pensar Acquisition Corp. to be filed with the Securities and Exchange Commission.


August 29, 2001



                                                               /s/Thomas Monahan
                                                              ------------------
                                                              Thomas Monahan CPA


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